Exhibit 99.1

BLACKROCK TCP CAPITAL CORP. ANNOUNCES FIRST QUARTER 2022 FINANCIAL RESULTS INCLUDING NET INVESTMENT INCOME OF $0.34 PER SHARE; DECLARES SECOND QUARTER 2022 DIVIDEND OF $0.30 PER SHARE; 10 YEARS OF CONSISTENT QUARTERLY DIVIDEND COVERAGE

SANTA MONICA, Calif., May 4, 2022 - BlackRock TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (NASDAQ: TCPC), today announced its financial results for the first quarter ended March 31, 2022 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•	Net investment income for the quarter ended March 31, 2022 was $19.8 million, or $0.34 per share on a diluted basis, which exceeded the dividend of $0.30 per share paid on March 31, 2022.

•

Net increase in net assets from operations for the quarter ended March 31, 2022 was $12.4 million, or $0.22 per share, compared to $32.6 million, or $0.56 per share, for the quarter ended December 31, 2021.

•

Net asset value per share was $14.27 at March 31, 2022 compared to $14.36 at December 31, 2021. The change in net asset value quarter-over-quarter included $7.2 million, or $0.13 per share, in net unrealized losses driven primarily by the market-to-market impact of wider market spreads.

•	Total acquisitions during the quarter ended March 31, 2022 were $112.4 million and total dispositions were $153.4 million.

•

The credit quality of the portfolio remains strong with debt investments in just two portfolio companies on non-accrual status, representing 0.3% of the portfolio at fair value and 0.9% at cost as of March 31, 2022.

•	Fitch reaffirmed the Company’s investment-grade rating with stable outlook during the first quarter.

•	All $140.0 million of the 2022 Convertible Notes matured on March 1, 2022. The 2022 Convertible Notes bore interest at an annual rate of 4.625%. No notes were converted prior to their maturity.

•	On May 4, 2022, our board of directors declared a second quarter dividend of $0.30 per share payable on June 30, 2022 to stockholders of record as of the close of business on June 16, 2022.

“We invested in a number of new opportunities in the first quarter, maintaining a highly diverse portfolio and excellent credit quality,” said Rajneesh Vig, BlackRock TCP Capital Corp. Chairman and CEO. “Despite volatility in the broader markets, we are leveraging the power and breadth of the BlackRock platform and our team’s deep experience in direct lending, to selectively deploy capital on favorable terms. Importantly, we are well-positioned for rising interest rates, as 95% of our debt investments are floating rate, and we are confident in our team’s ability to generate strong ongoing risk-adjusted returns for our shareholders.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2022, our investment portfolio consisted of debt and equity positions in 119 portfolio companies with a total fair value of approximately $1.8 billion, 88% of which was senior secured debt. 74% of the total portfolio was first lien. Equity positions, which include equity interests in diversified portfolios of debt and lease assets, represented approximately 12% of the portfolio. 95% of our debt investments were floating rate, 92% of which had interest rate floors.

As of March 31, 2022, the weighted average annual effective yield of our debt portfolio was approximately 9.1%(1) and the weighted average annual effective yield of our total portfolio was approximately 8.7%, compared with 9.2% and 8.7%, respectively, as of December 31, 2021. Debt investments in two portfolio companies were on non-accrual status as of March 31, 2022, representing 0.3% of the portfolio at fair value and 0.9% at cost.

During the three months ended March 31, 2022, we invested approximately $112.4 million, primarily in 11 investments, comprised of 8 new and 3 existing portfolio companies. Of these investments, $111.4 million, or 99.2% of total acquisitions, were in senior secured loans. The remaining $1.0 million (0.8% of total acquisitions) was comprised of equity investments. Additionally, we received approximately $153.4 million in proceeds from sales or repayments of investments during the three months ended March 31, 2022. New investments during the quarter had a weighted average effective yield of 8.4%. Investments we exited had a weighted average effective yield of 9.2%. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income, with an emphasis on principal protection.

As of March 31, 2022, total assets were $1.9 billion, net assets were $824.5 million and net asset value per share was $14.27, as compared to $1.9 billion, $829.5 million, and $14.36 per share, respectively, as of December 31, 2021.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended March 31, 2022 was approximately $42.2 million, or $0.73 per share. Investment income for the three months ended March 31, 2022 included $0.04 per share from prepayment premiums and related accelerated original issue discount and exit fee amortization, $0.04 per share from recurring original issue discount and exit fee amortization, $0.02 per share from interest income paid in kind, and $0.03 per share of dividend income. This reflects our policy of recording interest income, adjusted for amortization of premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended March 31, 2022 were approximately $22.4 million, or $0.39 per share, including interest and other debt expenses of $9.3 million, or $0.16 per share, and incentive compensation from net investment income of $4.2 million, or $0.07 per share. Excluding incentive compensation, interest and other debt expenses, annualized first quarter expenses were 4.3% of average net assets.

Net investment income for the three months ended March 31, 2022 was approximately $19.8 million, or $0.34 per share. Net unrealized losses for the three months ended March 31, 2022 were $7.2 million, or $0.13 per share, primarily driven by mark-to-market adjustments across the portfolio as a result of wider market spreads, as well as a $3.7 million reversal of previously recognized unrealized gains on our investment in CORE Entertainment, partially offset by a $3.6 million unrealized gain on our investment in

36th Street, a $3.4 million unrealized gain on our investment in Razor Group and a $2.2 million unrealized gain on our investment in Hylan. Net realized losses for the three months ended March 31, 2022 were $0.08 million. Net increase in net assets resulting from operations for the three months ended March 31, 2022 was $12.4 million, or $0.22 per share.

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(1) Weighted average annual effective yield includes amortization of deferred debt origination and end-of-term fees and accretion of original issue discount, but excludes market discount and any prepayment and make-whole fee income. The weighted average effective yield on our debt portfolio excludes any debt investments that are distressed or on non-accrual status.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2022, available liquidity was approximately $244.7 million, comprised of approximately $200.8 million in available capacity under our leverage program, $43.7 million in cash and cash equivalents, and $0.2 million in net outstanding settlements of investments purchased.

The combined weighted-average interest rate on debt outstanding at March 31, 2022 was 2.91%.

Total debt outstanding at March 31, 2022 was as follows:

	Maturity	Rate		Carrying Value (1)	Available	Total Capacity
Operating Facility	2026	L+1.75%	(2)	$206,228,449	$93,771,551	$300,000,000	(3)
Funding Facility II	2025	L+2.00%	(4)	103,000,000	97,000,000	200,000,000	(5)
SBA Debentures	2024−2031	2.52%	(6)	150,000,000	10,000,000	160,000,000
2024 Notes ($250 million par)	2024	3.900%		248,564,441	—	248,564,441
2026 Notes ($325 million par)	2026	2.850%		326,456,766	—	326,456,766
Total leverage				1,034,249,656	$200,771,551	$1,235,021,207
Unamortized issuance costs				(6,338,159)
Debt, net of unamortized issuance costs				$1,027,911,497

(1)	Except for the 2024 Notes and the 2026 Notes, all carrying values are the same as the principal amounts outstanding.
(2)	As of March 31, 2022, $8.2 million of the outstanding amount bore interest at a rate of EURIBOR + 2.00% and $3.0 million of the outstanding amount bore interest at a rate of Prime + 1.00%.
(3)	Operating Facility includes a $100.0 million accordion which allows for expansion of the facility to up to $400.0 million subject to consent from the lender and other customary conditions.
(4)	Subject to certain funding requirements.
(5)	Funding Facility II includes a $50.0 million accordion which allows for expansion of the facility to up to $250.0 million subject to consent from the lender and other customary conditions.
(6)	Weighted-average interest rate, excluding fees of 0.35% or 0.36%.

On April 28, 2022, our board of directors re-approved our stock repurchase plan to acquire up to $50.0 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. During the three months ended March 31, 2022, no shares were repurchased.

RECENT DEVELOPMENTS

On May 4, 2022, our board of directors declared a second quarter dividend of $0.30 per share payable on June 30, 2022 to stockholders of record as of the close of business on June 16, 2022.

CONFERENCE CALL AND WEBCAST

BlackRock TCP Capital Corp. will host a conference call on Wednesday, May 4, 2022 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its financial results. All interested parties are invited to participate in the conference call by dialing (844) 200-6205; international callers should dial (929) 526-1599. All participants should reference the access code 150814. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the First Quarter 2022 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through May 11, 2022. For the replay, please visit https://investors.tcpcapital.com/events-and-presentations or dial (866) 813-9403. For international replay, please dial (929) 458-6194. For all replays, please reference access code 783622.

BlackRock TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	March 31, 2022	December 31, 2021
	(unaudited)
Assets
Investments, at fair value:
Non-controlled, non-affiliated investments (cost of $1,610,252,588 and $1,637,897,868, respectively)	$1,601,553,609	$1,638,843,507
Non-controlled, affiliated investments (cost of $38,020,928 and $37,457,524, respectively)	94,931,232	97,207,404
Controlled investments (cost of $135,233,889 and $146,247,518, respectively)	99,266,004	105,087,211
Total investments (cost of $1,783,507,405 and $1,821,602,910, respectively)	1,795,750,845	1,841,138,122

Cash and cash equivalents	43,651,392	19,552,273
Interest, dividends and fees receivable	21,458,518	20,061,104
Deferred debt issuance costs	4,493,408	4,786,736
Receivable for investments sold	234,473	6,024,981
Prepaid expenses and other assets	3,326,404	2,666,111
Total assets	1,868,915,040	1,894,229,327

Liabilities
Debt (net of deferred issuance costs of $6,338,159 and $6,878,110, respectively)	1,027,911,497	1,012,461,340
Management fees payable	6,388,710	6,304,176
Incentive fees payable	4,190,230	3,742,443
Interest and debt related payables	3,209,435	10,863,683
Reimbursements due to the Advisor	1,056,851	942,094
Payable for investments purchased	—	28,994,390
Accrued expenses and other liabilities	1,695,989	1,464,565
Total liabilities	1,044,452,712	1,064,772,691

Net assets	$824,462,328	$829,456,636

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 57,767,264 and 57,767,264 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	$57,767	$57,767
Paid-in capital in excess of par	963,100,315	966,409,911
Distributable earnings (loss)	(138,695,754)	(137,011,042)
Total net assets	824,462,328	829,456,636
Total liabilities and net assets	$1,868,915,040	$1,894,229,327

Net assets per share	$14.27	$14.36

BlackRock TCP Capital Corp.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2022	2021
Investment income
Interest income (excluding PIK):
Non-controlled, non-affiliated investments	$37,427,955	$33,853,312
Non-controlled, affiliated investments	33,108	26,097
Controlled investments	1,912,504	1,650,033
PIK income:
Non-controlled, non-affiliated investments	1,080,205	1,304,701
Dividend income:
Non-controlled, non-affiliated investments	261,229	819,355
Non-controlled, affiliated investments	563,404	1,696,660
Controlled investments	713,825	892,050
Other income:
Non-controlled, non-affiliated investments	152,477	47,118
Non-controlled, affiliated investments	6,202	874,576
Total investment income	42,150,909	41,163,902

Operating expenses
Interest and other debt expenses	9,345,204	10,105,887
Management fees	6,667,727	5,943,362
Incentive fees	4,190,230	4,691,458
Professional fees	570,395	290,334
Administrative expenses	477,059	539,947
Director fees	223,000	250,000
Insurance expense	181,061	135,000
Custody fees	83,929	59,183
Other operating expenses	658,364	707,345
Total operating expenses	22,396,969	22,722,516

Net investment income	19,753,940	18,441,386

Realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Non-controlled, non-affiliated investments	46,267	2,079,315
Non-controlled, affiliated investments	—	1,028,057
Controlled investments	(124,801)	—
Net realized gain (loss)	(78,534)	3,107,372

Net change in unrealized appreciation (depreciation):
Non-controlled, non-affiliated investments	(9,579,291)	(6,577,847)
Non-controlled, affiliated investments	(2,839,577)	7,790,576
Controlled investments	5,192,422	(1,212,729)
Net change in unrealized appreciation (depreciation)	(7,226,446)	13,936,064

Net realized and unrealized gain (loss)	(7,304,980)	17,043,436

Net increase (decrease) in net assets resulting from operations	$12,448,960	$35,484,822

Basic and diluted earnings (loss) per share	$0.22	$0.61

Basic and diluted weighted average common shares outstanding	57,767,264	57,767,264

ABOUT BLACKROCK TCP CAPITAL CORP.

BlackRock TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, a wholly-owned, indirect subsidiary of BlackRock, Inc. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in BlackRock TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the company’s Form 10-K for the year ended December 31, 2021, and the company’s subsequent periodic filings with the SEC. Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

BlackRock TCP Capital Corp.

CONTACT

BlackRock TCP Capital Corp.

Katie McGlynn

310-566-1094

investor.relations@tcpcapital.com